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                                                              Exhibit 10.44
MASTER COLLOCATION
AGREEMENT
between
SBC COMMUNICATIONS INC.
and
NETWORK ACCESS SOLUTIONS CORPORATION


     This Agreement (the "Agreement") is entered into as of December 22, 2000, by and between SBC Communications Inc. ("SBC") and Network Access Solutions Corporation ("NAS"). SBC and NAS are individually referred to as a "Party" and collectively as the "Parties."
Recitals
     WHEREAS, NAS has contracted with various incumbent local exchange carriers ("ILECs") for the provision of physical/virtual collocation arrangements in various states pursuant to the agreements listed on Schedule A attached hereto (the "Collocation Agreements"), and,
     WHEREAS, NAS has acquired from the ILECs the right to occupy and use certain physical/virtual collocation space in ILEC central offices (each a "Collocation Arrangement") as listed in Schedule B attached hereto;
     WHEREAS, NAS desires to assign its rights to the Collocation Arrangements to SBC Telecom, Inc. ("SBC Telecom"), a wholly-owned subsidiary of SBC, and
     WHEREAS, SBC Telecom desires to acquire NAS's rights to those Collocation Arrangements provided that NAS discharges, prior to any assignment, all payment obligations under the Collocation Agreements,
     NOW, THEREFORE, for and in consideration of the mutual obligations contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

     1. Agreement to Transfer and Assign. NAS hereby agrees to transfer and assign to SBC Telecom, Inc. and SBC hereby agrees to cause SBC Telecom to accept all of NAS's rights, title and interest in and to the Collocation Arrangements in accordance with the applicable attached Assignment and Transfer Agreements (Attachments 1-A through 1-[x]), which are incorporated herein and made a part of this Agreement. In the event of a conflict between those Assignment and Transfer Agreements and this Agreement, this Agreement shall control.

     Line of Credit.

     Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, SBC agrees to make one or more loans to NAS (each, a "Loan" and collectively, the "Loans") from time to time commencing on the date hereof and terminating on the date that is one hundred eighty (180) days after the date hereof (the "Commitment Period") in an aggregate principal amount not to exceed Five Million Dollars ($5,000,000). The purpose of each Loan shall be to make the payments described in Section 3.a hereof.

     Simultaneously with the execution and delivery of this Agreement, NAS shall execute and deliver a Senior Note in the form attached hereto as Attachment 2 (the "Note"), which Note shall evidence the Loans from SBC to NAS in the aggregate principal amount of up to Five Million Dollars ($5,000,000).

     NAS may from time to time borrow under this Agreement during the Commitment Period by giving notice to SBC of the amount of the Loan and specifying the amount to be borrowed and the purpose therefor. SBC shall make the Loan to NAS upon satisfaction of all of the conditions with respect to such Loan set forth in Section 4 hereof. In no event shall SBC be obligated to make any Loan if all such conditions have not been satisfied prior to the expiration of the Commitment Period.

     3.   Covenants of NAS.

     NAS shall use the proceeds of each Loan solely to discharge any payment obligations with respect to a particular Collocation Arrangement it may have to an ILEC that arose prior to the closing on the assignment under any Collocation Agreement assigned to SBC Telecom in accordance with the terms and conditions of this Agreement and the applicable Assignment and Transfer Agreement, which obligations shall include, but are not limited to, any construction or installation fees or charges or costs associated with any assignment or transfer to SBC.

     Until all of NAS's obligations under the Note are discharged in full, NAS shall not incur any indebtedness senior in right of payment to the Loans, except purchase money equipment financing in the normal course of business consistent with NAS's past practice.

     4.   Closing Conditions to each Assignment and Loan.  The closing of
(i) the assignment of any Collocation Arrangement and (ii) the making of a Loan hereunder to fund the payments referenced in Section 3.a with respect to such assignment shall be subject to prior satisfaction of the following conditions:

     NAS shall have discharged in full all of its payment obligations under the relevant Collocation Agreement, including, but are not limited to, any construction or installation fees or charges or costs associated with any assignment or transfer to SBC (or made arrangements reasonably satisfactory to SBC to use the proceeds of the Loan to satisfy those obligations in full.)

     NAS shall have removed, prior to the closing and at its own expense, any and all equipment (e.g., electronic transmission equipment) or facilities (e.g., bays and cable racking) installed by or on behalf of NAS at the relevant ILEC central office.

     NAS shall have obtained the written consent of the relevant ILEC in form and substance reasonably acceptable to SBC to the assignment of the relevant Collocation Arrangement to SBC Telecom.

     NAS and SBC Telecom shall have obtained any required approvals of the assignments by state regulatory agencies.

     No litigation or proceeding shall then be pending against NAS that could reasonably be expected to have a material adverse effect on the business, prospects, assets, liabilities or properties of NAS.

     The making of the relevant Loan would not (i) result in a violation of law by NAS or SBC, (ii) conflict with or result in any violation of any provision of the articles of incorporation or by-laws, or comparable organizational documents of SBC or NAS, (iii) conflict with, result in a violation or breach of, or constitute a default under any material contract, concession or permit issued to SBC or NAS, or (iv) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, concession, permit, rule or regulation applicable to SBC or NAS or to its property or assets.

     All of the representations and warranties of NAS in this Agreement shall be true and correct as of the date of the relevant closing as if made on such date.

     NAS shall not have breached any of its covenants or obligations under this Agreement or under the Note in any material respect.

     SBC shall have received evidence reasonably satisfactory to it that all of the foregoing closing conditions have been satisfied.

     5. Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as follows:
     That it is a corporation duly organized, validly existing and in good standing under the laws of the State where it is incorporated, that it has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein, that all corporate acts and other proceedings required to be taken to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and properly taken, and that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms.
     The execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby and compliance by it with the terms hereof will not (i) conflict with or result in any violation of any provision of its articles of incorporation or by-laws, or comparable organizational documents,
          (ii) conflict with, result in a violation or breach of, or constitute a default, or give rise to any right of termination, revocation, cancellation, or acceleration, under, any material contract, concession or permit issued to it, except for any such conflict, violation, breach, default or right which is not reasonably likely to have a material adverse effect on the ability of it to consummate the material transactions contemplated by this Agreement, (iii) conflict with or result in a violation of any judgment, order, decree, writ, injunction, statute, law, ordinance, concession, permit, rule or regulation applicable to the Party or to its property or assets, except for any such conflict or violation which is not reasonably likely to have such a material adverse effect, or (iv) violate any existing contractual arrangement to which it is a party or give rise to a claim against the other Party for inducing a breach of contract or interfering with contractual or other rights, or similar claim.
     c. No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any governmental entity is required to be obtained or made by or with respect to it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. It has or will obtain all necessary consents, approvals, authorizations and permits necessary to perform fully its obligations under this Agreement.
     6. Representations and Warranties of NAS. NAS hereby represents and warrants to SBC that NAS has no unsecured indebtedness senior in priority in right of payment of the Loans and has no secured indebtedness senior in priority in right of payment to the Loans other than indebtedness in connection with equipment financing and equipment leasing arrangements made in the ordinary course of business.
     7. Indemnification. NAS hereby agrees to defend, indemnify and hold harmless SBC, its affiliates, officers, directors, shareholders, employees and agents from and against any and all claims, damages, losses or liabilities whatsoever, including reasonable legal fees, arising out of, caused by, related to or based upon any claim by an ILEC or its affiliates or any other third party arising out of (i) any Collocation Agreement prior to the closing of the assignment of a related Collocation Arrangement from NAS to SBC Telecom, (ii) NAS's use of any related collocation space, (iii) NAS's preparations for use of any such collocation space in any case where NAS has not actually used such space, or (iv) any breach of any representation, warranty, covenant, or agreements under this Agreement.
The indemnification provisions of this Section 7 are in addition to the indemnification provisions in the Assignment and Transfer Agreements attached hereto.
     8. Entire Agreement; Amendments; Waiver. This Agreement contains the entire agreement between the Parties relating to the subject matter hereof. No amendment, modification, termination, release, surrender or discharge of this Agreement shall be of any force or effect except by an agreement in writing signed by the Parties. No purported waiver of any of the provisions of this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.
     9. Assignment. Neither Party may assign this Agreement to any third party without the prior written consent of the other Party; provided that either Party may assign this Agreement to an affiliate of such Party without the prior consent of the other Party.
     10. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal and unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.
     11. Notices. All notices required or permitted under this Agreement shall be in writing and shall be hand-delivered, delivered by overnight courier (with receipt acknowledged), or telecopied (and promptly confirmed in writing hand-delivered or delivered by overnight courier) to the parties at their respective addresses set forth below, or at such other addresses of which either party shall notify the other party in accordance with this
Section 11, and shall be deemed given as of the time of receipt or refusal of receipt.

     If to Borrower:     Network Access Solutions Corporation
                         13650 Dulles Technology Drive
                         Herndon, VA  20171
                         Attn:  Jonathan Aust, CEO


     If to Holder:       SBC Communications Inc.
                         175 East Houston
                         San Antonio, TX
                         Attn:  Vice President and General Counsel


     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of that or of any other state.

[Signatures appear on following page]
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized representatives as of the date first written above.

NETWORK ACCESS SOLUTIONS           SBC COMMUNICATIONS INC.
CORPORATION

By:  /s/ Jonathan P. Aust          By:  /s/ James S. Kahan

Name: Jonathan P. Aust             Name: James S. Kahan

Title: CEO                         Title: Senior Executive Vice
                                    President-Corporate Development

Date: December 21, 2000            Date: December 21, 2000

Schedule A

NAS Collocation Agreements


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Schedule B

NAS Collocation Arrangements